UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 1999
                                                 -------------------------------

                             1-800-FLOWERS.COM, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                      0-26841                  11-3117311
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

1600 Stewart Avenue, Westbury, New York                            11590
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (516) 237-6000
                                                   -----------------------------

                                 Not applicable
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          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

      On November 24, 1999, 1-800-FLOWERS.COM, Inc. ("Registrant") completed its acquisition of GreatFood.com, Inc., a Washington corporation ("GreatFood.com"), pursuant to an Agreement and Plan of Reorganization dated as of November 19, 1999 (the "Merger Agreement"), by and among Registrant, GreatFood.com and GreatFood.com Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Registrant ("Merger Sub"). GreatFood.com is an online retailer of specialty and gourmet food products. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into GreatFood.com (the "Merger"), with the purchase price of the acquisition being approximately $18.5 million in cash. The transaction will be accounted for using the purchase method of accounting.

      A copy of the press release issued by the Registrant on November 30, 1999 concerning the foregoing transaction is attached hereto as Exhibit 20.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits. The following documents are filed as exhibits to this report:

            20.1 Press Release of Registrant, dated November 30, 1999, announcing the closing of Registrant's acquisition of GreatFood.com.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        1-800-FLOWERS.COM, INC.
                                             (Registrant)


                                        /s/ James F. McCann
                                        -----------------------
Date: December 9, 1999                  James F. McCann
                                        Chief Executive Officer

                                  Exhibit Index

     Exhibit

      20.1 Press Release of Registrant, dated November 30, 1999, announcing the closing of Registrant's acquisition of GreatFood.com.